EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Sunair Electronics, Inc. on Form S-8 (333-107103) of our report dated November 10, 2003, on our audits of the consolidated financial statements of Sunair Electronics, Inc. as of September 30, 2003 and 2002 and for each of the years then ended, which report is included in Sunair Electronics, Inc.'s 2003 Annual Report on Form 10-K.


/s/  Berenfeld Spritzer Shechter & Sheer
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Weston, Florida
December 29, 2003